Exhibit 24.2

POWER OF ATTORNEY

STATE OF DELAWARE	)
)
COUNTY OF NEW CASTLE	)

KNOW ALL MEN BY THESE PRESENTS, that Ally Central Originating Lease Trust, a Delaware statutory trust (the “Trust”), does hereby make, constitute and appoint Ally Central Originating Lease LLC, and its agents, employees and attorneys (collectively, “ACOL LLC”), as Attorneys-in-Fact to prepare, execute, file or deliver on behalf of the Owner Trustee or the Trust any and all such documents, agreements, reports, filings, or other instruments as the Owner Trustee or the Trust is authorized, instructed or required to execute, prepare, file or deliver pursuant to the Declaration of Trust, dated April 7, 2011, by Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as ACOLT Owner Trustee, and acknowledged accepted and agreed to by ACOL LLC (the “Declaration”), the Basic Documents (as defined in the Declaration), the Series Basic Documents (as defined in the Declaration) or applicable law including, without limitation, any registration statement or other filing to made with the Securities and Exchange Commission or otherwise, on behalf of the Trust. ACOL LLC is authorized and empowered to prepare for filing in connection with any such registration statement, balance sheets, income statements and any other financial statements for the Trust.

This Power of Attorney shall remain in effect until the purposes of this appointment and authorization be accomplished, or until the Trust gives notice that such rights, power and authority are terminated, whichever shall earlier occur. This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware.

EXECUTED this 30th day of March, 2012.

ALLY CENTRAL ORIGINATING LEASE TRUST BY: Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as ACOLT Owner Trustee

/s/ Elizabeth B Ferry
Name: Elizabeth B. Ferry Title: Vice President

/s/ Susan T. Rodriguez
Name: Susan T. Rodriguez Title: Assistant Vice President

Before me, the undersigned authority, on this day personally appeared Elizabeth B. Ferry, and Susan T. Rodriguez, known to me to be the persons whose names are subscribed to the foregoing instrument, and each acknowledged to me that they signed the same for the purposes and considerations therein expressed.

Sworn to before me this 30th

day of March, 2012.

/s/ Kathleen S. Baldo
Notary Public—State of Delaware My commission expires: December 16, 2012